Exhibit 99.1

Corbus Pharmaceuticals Reports Second Quarter 2021 Financial Results and Provides Corporate Updates

●	Company focused on gaining regulatory clarity for late-stage lenabasum program and advancing programs targeting the endocannabinoid system and integrins into the clinic
●	Augmenting the pipeline through business development continues to be a priority
●	Cash and investments on hand of $114M provides projected runway into first quarter of 2024

Norwood, MA, August 12, 2021 (GLOBE NEWSWIRE) — Corbus Pharmaceuticals Holdings, Inc. (NASDAQ: CRBP) (“Corbus” or the “Company”), an immunology company, today provided corporate updates and reported financial results for the second quarter of 2021.

Corporate updates:

●	Lenabasum: The primary endpoint in the DETERMINE Phase 3 study of lenabasum in dermatomyositis was not met, although evidence of activity was seen in multiple endpoints. The next step for this program is to reach agreement with the FDA on the potential path forward in dermatomyositis. The company expects topline data from the National Institutes of Health-sponsored Phase 2 study of lenabasum in systemic lupus erythematosus in Q4 2021.
●	Cannabinoid receptor type 1 (CB1) program: Corbus’ CB1 inverse agonists are in preclinical development for treatment of metabolic diseases. In an animal model of diet-induced obesity, our most advanced candidate (CRB-556) generates weight loss as a monotherapy, and its combination with a GLP-1 agonist resulted in greater weight loss than with the GLP-1 inhibitor alone. Program is on track for IND in 2022.
●	Cannabinoid receptor type 2 (CB2) program: Corbus’ CB2 agonists are in preclinical development for treatment of cancer in combination with existing therapies, such as checkpoint inhibitors. Corbus compounds inhibit tumor cells proliferation in vitro and have activity as monotherapy in animal models of cancer. Key preclinical data are expected in Q3 2021 that will guide the path to an IND.
●	Anti-TGFβ integrin monoclonal antibody (mAb) program:

■	New data demonstrate CRB-601 is highly effective at inhibiting αvβ8-mediated activation of diffusible and non-diffusible TGFβ in vitro, has preliminary efficacy in the syngeneic animal model of lung cancer (Lewis lung carcinoma model), and appears to be significantly more effective (75x) in vitro than ADWA-11 (PF-06940434), an anti-αvβ8 mAb being tested in a Phase 1 study sponsored by Pfizer.
■	CRB-601 is also up to 10x more potent in vitro than its precursor mAb, C6D4.
■	Pre-IND work has commenced, and the program is on schedule for anticipated IND in late 2022.

○	CRB-602 (anti-αvβ6/8 mAb) for fibrotic diseases and cancer:

■	CRB-602 inhibits both αvβ6 and αvβ8 and is in preclinical development for fibrotic diseases and cancer.
■	Program is on schedule for an anticipated IND in early 2023.

Yuval Cohen, Ph.D., Chief Executive Officer said, “Corbus recently made significant progress on our plan to expand our pipeline by licensing two integrin-targeting mAbs that we believe offer a promising approach to inhibiting TGFβ. We are on track to progress these assets along with our small molecules that activate or inhibit the endocannabinoid system into the clinic next year.”

Dr. Cohen continued, “With our strong financial position of approximately $114M of cash and investments on hand, we have the resources in place to advance our diversified pipeline.”

Financial Results for First Quarter Ended June 30, 2021:

Revenue from awards and licenses was approximately $137,000 for the three months ended June 30, 2021, compared to approximately $286,000 in the comparable period in 2020.

Operating expenses decreased by $21.6 million to approximately $16.8 million for the three months ended June 30, 2021, compared to $38.4 million in the comparable period in the prior year. The decrease was primarily attributable to decreased clinical trial and drug manufacturing costs, and an overall reduction in compensation expense.

The Company reported a net loss of approximately $17.1 million, or a net loss per diluted share of $0.15, for the three months ended June 30, 2021, compared to a net loss of approximately $38.1 million, or a net loss per diluted share of $0.52, for the same period in 2020.

Subsequent to June 30th the Company received a refundable foreign tax credit of approximately $12.2 million. As of August 10, 2021, the company has $114.3 million of cash on hand which is expected to fund operations into the first quarter of 2024, based on the current planned expenditures.

About Corbus

Corbus is committed to connecting innovation to our purpose of improving lives by developing new medicines that target inflammation, fibrosis, metabolism and immuno-oncology, by building upon our underlying expertise in immunology. Corbus’ current pipeline includes small molecules that activate or inhibit the endocannabinoid system and anti-integrin monoclonal antibodies that block activation of TGFβ. Corbus is headquartered in Norwood, Massachusetts. For more information on Corbus, visit corbuspharma.com. Connect with us on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s restructuring, trial results, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors, including the potential impact of the recent COVID-19 pandemic and the potential impact of sustained social distancing efforts, on our operations, clinical development plans and timelines, which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corbus Pharmaceuticals Contact:

Lindsey Smith, Director, Investor Relations and Corporate Communications

Phone: +1 (617) 415-7749

Investors: ir@corbuspharma.com

Media: mediainfo@corbuspharma.com

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2021 (unaudited)	2020
ASSETS
Current assets:
Cash and cash equivalents	$36,080,292	$85,433,441
Marketable securities	70,371,664	—
Restricted cash	100,000	350,000
Stock subscriptions receivable	—	960,033
Prepaid expenses and other current assets	2,625,425	3,712,861
Contract asset	2,402,678	1,618,296
Total current assets	111,580,059	92,074,631
Restricted cash	569,900	669,900
Property and equipment, net	3,517,677	4,067,837
Operating lease right of use asset	4,938,889	5,248,525
Other assets	2,614	234,038
Total assets	$120,609,139	$102,294,931
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$102,693	$710,158
Accounts payable	1,878,244	7,381,183
Accrued expenses	15,087,681	22,005,432
Derivative liability	599,000	797,000
Operating lease liabilities, current	1,069,181	1,004,063
Total current liabilities	18,736,799	31,897,836
Long-term debt, net of debt discount	18,373,099	18,029,005
Operating lease liabilities, noncurrent	6,540,040	7,093,165
Total liabilities	43,649,938	57,020,006
Stockholders’ equity
Preferred Stock $0.0001 par value: 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized, 125,083,006 shares issued and outstanding at June 30, 2021 and 150,000,000 shares authorized, and 98,852,696 shares issued and outstanding at December 31, 2020	12,508	9,885
Additional paid-in capital	414,249,029	349,358,378
Accumulated other comprehensive loss	(5,454)	—
Accumulated deficit	(337,296,882)	(304,093,338)
Total stockholders’ equity	76,959,201	45,274,925
Total liabilities and stockholders’ equity	$120,609,139	$102,294,931

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenue from awards and licenses	$136,558	$286,346	$784,382	$2,048,405
Operating expenses:
Research and development	11,265,220	30,686,071	21,986,043	54,633,937
General and administrative	5,572,397	7,738,968	10,913,594	15,438,447
Total operating expenses	16,837,617	38,425,039	32,899,637	70,072,384
Operating loss	(16,701,059)	(38,138,693)	(32,115,255)	(68,023,979)
Other income (expense), net:
Other income (expense), net	(227,609)	-	(242,703)	-
Interest income (expense), net	(401,170)	12,649	(1,047,720)	114,642
Change in fair value of derivative liability	204,000	-	198,000	-
Foreign currency exchange loss, net	(12,538)	20,721	4,134	147,214
Other income (expense), net	(437,317)	33,370	(1,088,289)	261,856
Net loss	$(17,138,376)	$(38,105,323)	$(33,203,544)	$(67,762,123)
Net loss per share, basic and diluted	$(0.15)	$(0.52)	$(0.28)	$(0.95)
Weighted average number of common shares outstanding, basic and diluted	116,364,131	73,885,548	120,722,622	71,578,975

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